Exhibit 99.1

210 Route 4 East

Paramus, NJ 07652

FOR IMMEDIATE RELEASE—FEBRUARY 07, 2007

Vornado terminates offer to buy Equity Office Properties

PARAMUS, NEW JERSEY — Vornado Realty Trust (NYSE: VNO) announced today that it has terminated its fully-financed, definitive proposal to acquire Equity Office Properties Trust (NYSE: EOP). Vornado concluded that the premium it would have to pay to top Blackstone’s latest bid, protected by a twice increased breakup fee, would not be in its shareholders’ interest.

Contact:

Investors:	Vornado Realty Trust
Joseph Macnow, 201-587-1000

Media:	Kekst and Company
Roanne Kulakoff, 212-521-4837
Wendi Kopsick, 212-521-4867